UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2019

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8880 Rio San Diego Dr, Suite 102 San Diego, CA 92108 (Address of principal executive offices) (zip code)

(619)-631-8261 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On November 22, 2019, GreenBox POS (the “Company”) held its 2019 Annual Shareholder Meeting at 4:30 P.M. ET at the Company’s corporate office (the “Meeting”). The following items were disclosed at the Meeting or were discussed at the Meeting and are being clarified in this Current Report on Form 8-K.

●

The Company hopes to complete the filing of each of its six (6) past due Form 10-Qs (including the restatements of its three (3) 2018 10-Qs) along with the restatement of its 2018 10-K with the Securities and Exchange Commission (the “Commission”) by February 14, 2020 with some filings to be made by December 31, 2019.

●

The Company plans to complete the audit of GreenBox POS LLC, the Washington limited liability company that is the Company’s majority shareholder (“PrivCo”), for the year ended December 31, 2017 as soon as November 29, 2019. PrivCo is controlled by Fredi Nisan the Company’s CEO and Ben Errez, the Company’s Chairman. PrivCo owns approximately eighty-three percent (83%) of the Company’s shares of common stock outstanding.

●

Once the Company has filed all of its past due reports with the Commission, the Company plans to resume regularly issuing press releases. The Company understands the wish of all of its shareholders for regular business updates. The Company expressed its appreciation for its shareholders’ patience and support.

●	A key attribute of the Company’s blockchain based payment processing system is its ability to process large volumes.
●	As the majority of the Company’s revenue comes from fees from payment processing, the growth of this business is the Company’s main focus.
●	The Company also derives revenue from licensing and equipment sales.
●	The Company believes its technology infrastructure has major advantages over its competition in the payment industry.
●	The Company uses independent sales organizations so it does not need to build its own sales team.
●

In November 2018, the Company announced a joint venture with Sigue Corporation. At the Meeting, the Company announced that it does not believe this joint venture is material to the Company’s financials. In addition, to save money, the Company will be developing in-house the technology it was previously developing with Sigue.

●

The Company issued approximately 4.25 million shares of its common stock in the past twelve (12) months inclusive of approximately 1 million of these shares being issued to PrivCo, 900,000 shares issued to employees, and 2.3 million shares issued upon conversion of a promissory note. The Company will attempt to purchase these shares back in accordance with appropriate laws and regulations.

●

The Company still has outstanding convertible promissory notes. The Company expects that, once it has caught up on its filings with the Commission, it will be easier to eliminate or restructure these notes.

●	The Company has twenty-two (22) employees who work at its headquarters in San Diego and approximately 80 to 100 independent contractors who work outside the U.S. on a per project basis.
●	The Company plans to renew its pursuit of a Nasdaq listing.
●	The Company’s top three executives are Mr. Nisan, CEO; Mr. Errez, Chairman; and Ken Haller, Senior Vice President of Payment Systems.
●	Total payment processing volume for the first three quarters of 2019 exceeded $100 million.
●	The Company believes there is no technical impediment to the Company processing payments in excess of $1 billion per year and hopes to achieve this level in 2020.
●	On average, in 2019, the Company had an income margin derived from payment processing operations that its booked as revenue of 2.71% on volume (unaudited).
●	The Company does plan on seeking a substantial equity offering as part of its growth plan.
●	The Company’s patents are still being reviewed by the United States Patent and Trademark Office.
●	The Company does not have any institutional investors. The Company expect this to change once it has caught up on its filings with the Commission.
●	PrivCo has transferred approximately 3.8 million shares of the Company’s common stock that it owns to others as payment of invoices.
●	The Company will, depending on volume, respond to individual shareholders’ emailed inquiries to the extent doing so will not involve the disclosure of material information.
●	A recording of the Meeting may be made available on the investor relations portion of the Company’s website.

The information in this Current Report is furnished pursuant to Item 7 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Date: November 25, 2019	By:	/s/ Ben Errez
Ben Errez
Executive Vice President and Chairman